Exhibit 10.22

EMPLOYMENT OPTION AGREEMENT

This EMPLOYMENT OPTION AGREEMENT (the “Agreement”) is dated as of May 1, 2014 (the “Effective Date”), and entered into by and between Elevate Credit, Inc., a Delaware corporation (the “Company”), and Kenneth E. Rees, an individual (the “Option Holder”).

Recitals

WHEREAS, Option Holder holds an option to purchase two hundred four thousand (204,000) shares of Common Stock of Think Finance, Inc. (“TF”) fka ThinkCash, Inc. fka PayDay One Holdings, Inc. ) as set forth in that certain Second Amended and Restated Employment Option Agreement, dated as of September 1, 2005.

WHEREAS, as contemplated by that certain Separation and Distribution Agreement, dated on or about the date hereof, by and between TF and Elevate Credit, Inc., a Delaware corporation (“EC”), TF will distribute all of its shares of EC to its stockholders on a pro-rata basis as determined on a class basis.

WHEREAS, in connection with such distribution, Company and Option Holder mutually wish to document the right of Option Holder to purchase certain shares of Company (the “Option”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

Agreement

Section 1. Issuance and Acquisition of Option. The Company hereby grants the Option to the Option Holder, subject to the conditions and restrictions contained in this Agreement. The Option shall be exercisable, pursuant to the terms, conditions, adjustments and procedures set forth herein, to acquire two hundred four thousand (204,000) shares of common stock of the Company (the “Stock”).

Section 2. Option Certificate. The certificate evidencing the Option (the “Option Certificate”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A. The Company shall number and register the Option Certificate in a register as it is issued.

Section 3. Restrictions on Transfers.

(a) The Option Holder shall not Transfer all or any portion of this Option without the prior written consent of the Board of Directors of the Company, which consent may be withheld in its sole discretion. As used herein, “Transfer” means sell, assign, transfer, convey, pledge, hypothecate, mortgage, encumber, dispose by gift or bequest, or otherwise transfer or dispose of. Notwithstanding the foregoing, the (i) Option Holder may transfer the vested portion of the Option for estate and gift planning purposes to any member of his immediate family or to a trust for his benefit or for the benefit of any member of his immediate family and (ii) vested portion of the Option may be transferred upon the Option Holder’s death by will or intestacy to any member of his immediate family.

(b) If the Company permits a Transfer, in its sole discretion, it shall register the Transfer of the Option Certificate in an Option register to be maintained by the Company upon surrender of such Option Certificate accompanied by a written instrument or instruments of such Transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Option Certificate(s) may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Option Certificate or other Option Certificates of like tenor and representing in the aggregate a like number of shares of Stock. Option Certificates surrendered for exchange shall be canceled and disposed of by the Company. In connection with any Transfer, the Option Holder shall, if required by the Company, obtain from counsel to such holder (who shall be reasonably satisfactory to the Company) an opinion that the proposed transfer of such Option may be effected without registration under the Securities Act of 1933, as amended (the “Act”). Each Option issued upon such Transfer shall bear the restrictive legends set forth on the Option Certificate attached hereto as Exhibit A, unless with respect to the legend, in the opinion of such counsel such legend is not required in order to ensure compliance with the Act. Upon any such registration of Transfer, a new Option Certificate shall be issued to the transferee(s) and the surrendered Option Certificate shall be canceled and disposed of by the Company.

Section 4. Vesting; Exercise of Option.

(a) This Option shall is fully vested and immediately exercisable as to all shares of Stock.

(b) Subject to the terms of this Agreement, the Option Holder shall have the right, which may be exercised commencing on the Effective Date and until 5:00 p.m., Dallas time on October 31, 2014, (the “Exercise Period”), to receive from the Company the number of fully paid and nonassessable shares of Stock which the holder may at the time be entitled to receive on exercise of such Option and payment to the Company of the Exercise Price (as defined in Section 4(c)) then in effect for such shares of Stock. In the alternative, the Option Holder may exercise its right, during the Exercise Period, to receive Stock on a net basis, such that, without the exchange of any funds, such holder receives that number of shares of Stock otherwise issuable (or payable) upon exercise of its Option less that number of shares of Stock having a Fair Market Value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder of the Stock. To facilitate accounting and bookkeeping matters, provided that Option Holder is not adversely affected, the Option Holder shall use reasonable efforts to make the effective date of the exercise of this Option the end of a calendar month. “Fair Market Value” of a share of Stock shall, at the end of each calendar year and after the written request of Option Holder, be determined in good faith by the Board of Directors.

(c) No fractional shares of Stock shall be issued upon the exercise of the Option (or any portion thereof). If the exercise would result in the issuance of a fraction of a share of Stock, the Company shall, in lieu of issuing any fractional share of Stock, pay the holder otherwise entitled to such fraction a sum in cash equal to the Fair Market Value, multiplied by such fraction on the date of exercise.

(d) The Option may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 11) the certificate or certificates evidencing the Option to be exercised with the form of election to purchase duly filled in and signed, and upon payment to the Company of the exercise price per share of Stock of $3.35 (subject to adjustment as provided in Section 8, the “Exercise Price”) as set forth in the form of Option Certificate attached hereto as Exhibit A, for the number of shares of Stock in respect of which such Option is then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or wire transfer in immediately available funds to such account as shall be designated by the Company, (ii) in the manner provided in Section 4(b), or (iii) by delivery of full recourse promissory note of the Option Holder to the Company in the principal amount of the Exercise Price, which shall accrue interest at the prime rate as published from time to time in the Wall Street Journal per year until paid, and which shall provide that the entire principal and accrued interest of the note shall be due and payable on a date which is three (3) years after the exercise of this Option.

(e) Upon such surrender of the Option Certificate and payment of the Exercise Price by the holder thereof, the Company shall issue and cause to be delivered within five (5) business days to the holder a certificate or certificates for the number of full shares of Stock issuable upon the exercise of such Option. If the Option Holder wishes to designate that a different person or entity be the holder of the Stock, then the Option Holder shall be required to obtain the prior written consent of the Board of Directors of the Company, which consent may be withheld in its sole discretion in accordance with Section 3(a).

(f) The Option shall be exercisable, at the election of the holder thereof, either in full or from time to time in part and, in the event that a certificate evidencing the Option is exercised in respect of fewer than all of the shares of Stock issuable on such exercise at any time prior to the date of expiration of the Option, the Company shall, at the time of delivery of such certificate, deliver to such holder a new Option (evidenced by the appropriate new Option Certificate), which new Option shall in all other respects be identical with the Option exercised, or, at the request of such holder, appropriate notation may be made on the Option exercised and such Option shall be returned to such holder.

(g) Notwithstanding the vesting schedule set forth in Section 4(a), the Option shall be immediately and fully exercisable immediately prior to the occurrence of (i) a Change of Control (as defined in the Employment Agreement) or (ii) the termination of Option Holder’s employment for any reason other than with Cause (as defined in the Employment Agreement) including any termination by Option Holder for Good Reason (as defined in the Employment Agreement); provided that if the holder of the Option exercises the Option in contemplation of a Change of Control and such transaction is not consummated, then the holder of the Option may elect to revoke such exercise, in which case such Option shall be deemed not to have been so exercised.

(h) Any Option Certificate surrendered upon exercise shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its offices.

(i) If any portion of this Option is unexercised as of the end of the Exercise Period (the “Expiration Date”), then such portion of this Option shall be deemed to have been terminated.

Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Stock upon exercise of the Option, and will pay all taxes which may be payable in respect of any transfer involved in the issuance of any Option Certificate or any certificates for Stock; provided that the Option Holder shall be responsible for all income and capital gains taxes arising out of this Option.

Section 6. Lost, Mutilated or Missing Option Certificate. If the Option Certificate is mutilated, lost, stolen or destroyed, then the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Option Certificate, or in lieu of and substitution of the Option Certificate lost, stolen or destroyed, a new Option Certificate of like tenor and representing an equivalent number of shares of Stock, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Option Certificate and indemnity, if requested, also reasonably satisfactory to it.

Section 7. Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Stock, solely for the purpose of effecting the exercise of the Option, a number of shares of Stock equal to the number of its shares of Stock as shall from time to time be sufficient to effect the exercise of the entire Option at the then applicable Exercise Price, and if at any time the number of authorized but unissued shares of Stock shall not be sufficient to effect the exercise of the entire Option, the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Stock to such number as shall be sufficient for such purpose including, without limitation, engaging in best efforts to obtain the requisite stockholder approval. The Company will keep a copy of this Agreement on file. The Company will take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Stock at the Exercise Price as so adjusted.

Section 8. Adjustment for Issuances of Stock Below Exercise Price.

(a) The number of shares of Stock issuable upon the exercise of the Option and the Exercise Price are subject to adjustment from time to time. If the Company shall issue or sell any New Securities without consideration, or at a price per share of Stock that is less than the exercise price of $3.35 per share of Stock, then the number of shares of Stock issuable upon the exercise of this Option shall immediately be increased to such number of shares of Stock as results from the following calculation, and the Exercise Price shall be proportionately reduced per share of Stock (based on the same aggregate Exercise Price for all Stock purchasable hereunder):

NN =	N ×	(MU + NMU)
(MU + MU at EXP)

NN = New number of shares of Stock issuable upon exercise of this Option.

N = Number of shares of Stock issuable upon exercise of this Option immediately prior to the issuance of New Securities.

MU = The number of shares of Stock issued and outstanding immediately before the issuance of New Securities.

NMU = The number of New Securities being issued.

MU at EXP = The number of shares of Stock which the net aggregate consideration received by the Company for the total number of New Securities would purchase at the exercise price per share of Stock of $3.35, subject to appropriate adjustments for any recapitalization of the Company.

“New Securities” shall mean any share of Stock or other designation representing any interest in the profits or losses, management or ownership of the Company whether now authorized or not, and rights, options or warrants to purchase any such interest, and securities of any type whatsoever that are, or may become convertible into or exchangeable for such interest, issued on or after the date hereof; provided that the term “New Securities” does not include (i) any debt instrument that is not convertible into any equity interest in the Company, (ii) any Stock issued under any equity compensation plan approved by the board of directors and stockholders of the Company, (iii) any Stock issued in connection with any merger or acquisition, (iv) any Stock issued in connection with any strategic relationship such as landlords, equipment lessors or other non-financing purposes, or (v) any Stock issued upon the conversion of any Series A Preferred Stock or Series B Preferred Stock of the Company.

(b) Notice of Adjustment. Whenever the number of shares of Stock issuable hereunder is adjusted, the Company shall provide the notices required by Section 9.

Section 9. Replacement Option. In the event that the Company is acquired by a corporation, the Option shall be exchanged for a similar option to acquire stock in such corporation in an equivalent ownership percentage interest to the Option, at an exercise price equivalent to the Option, and subject to a vesting schedule and terms equivalent to the Option (the “Replacement Option”). If the issuance or vesting of the Replacement Option results in any local, state, or federal taxes to the Option Holder, the Company shall promptly compensate the Option Holder (on a grossed up basis for tax purposes) in such amount necessary to restore him to the same economic position that he would have been in had the Company not converted to, or been acquired by, a corporation.

Section 10. Notices to Option Holders.

(a) Upon any adjustment of the number of Stock issuable hereunder pursuant to Section 8, the Company shall promptly thereafter cause to be given to the registered holder of the Option Certificate written notice of such adjustments, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Stock (or portion thereof) issuable after such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice require to be mailed under the other provisions of this Section 9.

(b) If the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be given to the registered holder of the Option Certificate, at least ten (10) business days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating, in each case as applicable, (A) the date on which any such consolidation, merger, conveyance, sale, transfer, voluntary or involuntary dissolution, liquidation or winding up of the Company is expected to become effective or consummated, and (B) the date as of which it is expected that holders of record of Stock shall be entitled to exchange such shares of Stock for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, sale, transfer, voluntary or involuntary dissolution, liquidation or winding up of the Company.

Section 11. The Company’s Representations and Warranties. The Company represents and warrants that:

(a) Organization, Standing and Qualification. The Company is a corporation duly organized under the laws of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware; has all requisite power and authority to own or lease real and personal property, operate its properties and to carry on its business as now conducted and as proposed to be conducted after the issuance of the Option.

(b) Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement, to issue the Option and to carry out the transactions contemplated hereby.

(c) Due Authorization. The Company has taken all company actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except for (i) the effect upon this Agreement of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) limitations imposed by equitable principles or principles of public policy upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

(d) Stock to be Fully Paid; Reservation of Stock. All Stock which may be issued upon the exercise of the rights represented by the Option will, upon issuance in accordance with the terms of this Option, be duly authorized, validly issued, fully paid and nonassessable. The Company further represents and warrants that during the period within which the rights represented by the Option may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance or transfer upon exercise of the rights evidenced by the Option, a sufficient number of shares of Stock, when and as required to provide for the exercise of the rights represented by the Option.

Section 12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the second business day following the date on which the piece of mail containing such communication is sent, if sent by nationally recognized overnight courier, (iii) upon written confirmation of receipt, if sent by facsimile or (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail. The addresses for such communications shall be.

(i) If to the Company:	Elevate Credit, Inc.
4150 International Plaza, Suite 300 Fort Worth, Texas 76109 Attention: Chief Executive Officer Telephone: (817) 546-2700

(ii) If to the Option Holder:	Kenneth E. Rees 401 Hazelwood Drive Fort Worth, Texas 76107 Telephone: (214) 208-3877

or at such other address as either party shall have specified by notice in writing.

Section 13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder or under the Option without the prior written consent of the Option Holder (which consent may not be unreasonably withheld).

Section 14. Waivers. No waiver by either party of any default with respect to any provision, condition of requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 15. Governing Law; Consent to Jurisdiction. This Agreement and the Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of such state without regard to such state’s principles of conflict of laws. The Company and the Option Holder (i) hereby irrevocably submit to the jurisdiction of the United States District Court, sitting in Dallas, Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Option Holder consent to being served in any such suit, action or proceeding by mailing a copy thereof to it at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section 16. Amendment. This Agreement may be amended only by a written instrument, signed by the Option Holder and the Company, which specifically states that it is amending this Agreement.

Section 17. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto will not be materially and adversely affected thereby, such provision will be fully severable.

Section 19. Entire Agreement. This Agreement, together with the Option Certificate, contains the entire understandings of the parties with respect to the matters covered hereby and except as specifically set forth herein or therein, neither of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

Section 20. Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Section 21. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

<Signature page follows>

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in accordance with the terms set forth herein as of the Effective Date.

ELEVATE CREDIT, INC.

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	Chief Executive Officer

KENNETH E. REES

By:	/s/ Kenneth E. Rees
Kenneth E. Rees

Elevate Credit Employment Option Agreement – Kenneth E. Rees

EXHIBIT A

FORM OF OPTION CERTIFICATE

THESE OPTIONS AND THE SHARES OF STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THESE OPTIONS AND THE SHARES OF STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND IN THE OPTION AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF ELEVATE CREDIT, INC.

PAYDAY ONE HOLDINGS, INC.

OPTIONS

Dated as of May 1, 2014

Option No. 1	204,000 Options

Elevate Credit, Inc., a Delaware corporation (the “Company”), by this certificate (a “Option Certificate”) certifies that, for value received, Kenneth E. Rees (sometimes hereinafter referred to as the “Option Holder”), is the registered holder of options (said options and any options issued in exchange therefor or transfer or replacement thereof being hereinafter collectively referred to as the “Option”) to purchase from the Company two hundred four thousand (204,000) (subject to adjustment as provided for in the Option Agreement) fully paid and nonassessable shares of the Company’s common stock (the “Stock”) at any time or from time to time until 5:00 p.m. Dallas, Texas time on the tenth (10th) anniversary of this Option, at an exercise price of $3.35 per share of Stock (subject to adjustment as provided for in the Option Agreement, the “Exercise Price”), upon surrender of an equal number of Options and payment of the Exercise Price therefor but only subject to the terms and conditions set forth herein.

The Option is subject to the terms and conditions of that certain Option Agreement between the Company and the Option Holder dated as of May 1, 2014, as from time to time in effect (the “Option Agreement”).

<signature page follows>

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be signed and delivered by its duly authorized officer as of the date indicated below.

Dated: May 1, 2014	ELEVATE CREDIT, INC.
a Delaware corporation

	By:	/s/ Kenneth E. Rees
	Name:	Kenneth E. Rees
	Title:	Chief Executive Officer

Elevate Credit Employment Option Certificate – Kenneth E. Rees

EXHIBIT B

NOTICE OF EXERCISE

To:	PAYDAY ONE HOLDINGS, INC.

1. The undersigned hereby elects to purchase                  shares of Stock of ELEVATE CREDIT, INC. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price of such shares of Stock in full.

2. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares of Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares of Stock. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

(Signature)

(Date)

Schedule 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company:         ELEVATE CREDIT, INC.

Security:           Shares of Stock

Amount:

Date:

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

(a) The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act of 1933, as amended (the “Act”).

(b) The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Option under which the Securities are being purchased.

(d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

(f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Purchaser:

Date: